EXHIBIT 99.1
News
For Immediate Release	Contact:
May 5, 2016	Rick B. Honey
(212) 878-1831

MINERALS TECHNOLOGIES REPORTS FIRST QUARTER EARNINGS
 OF $1.02 PER SHARE, EXCLUDING SPECIAL ITEMS
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Reported Earnings were $0.97 per Share
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Highlights:

•	Operating Income of $60.1 Million and 14.7% of Sales, Excluding Special Items
•	Record First Quarter Operating Income for Specialty Minerals Segment
•	China Sales Grew 15% in the First Quarter
•	New Commercial Agreement for FulFill® PCC High Filler Products
•	$40 Million Debt Reduction in the First Quarter

NEW YORK, May 5—Minerals Technologies Inc. (NYSE: MTX) today reported first quarter diluted earnings per share of $1.02, excluding special items.  Reported earnings were $0.97 per share.

"Minerals Technologies delivered solid financial performance in the first quarter," said chairman and chief executive officer Joseph C. Muscari. "Lower manufacturing costs, including productivity gains of more than 5 percent, contributed to an increase in operating margin.  Our minerals-based businesses continued their strong performance, with our Specialty Minerals segment registering a record first quarter operating income. In addition, our sales in China grew 15 percent, and our long-term growth targets in the region remain on track."

Worldwide net sales in the first quarter decreased 10 percent to $410.2 million from $453.3 million in the same period of 2015. Weak market conditions in the oil and gas sector led to a $31 million reduction in sales in the Energy Services segment. In addition, foreign exchange had an unfavorable impact on sales of $17.4 million. These factors decreased consolidated sales from last year by 11 percentage points.

Consolidated income from operations, excluding special items, was $60.1 million compared with $63.3 million in the prior year. Energy Services operating income decreased $5 million from last year and the effect of foreign exchange reduced operating profits by an additional $3.5 million. Despite these factors, operating margins, excluding special items, improved 5 percent to 14.7 percent of sales.  Operating income as reported was $57.6 million or 14.0 percent of sales.

The Minerals businesses, which include the Specialty Minerals, Performance Materials and Construction Technologies segments, had a strong quarter. Operating income grew 6 percent to $53.9 million and represented 17.1 percent of sales compared with 15.9 percent of sales in the first quarter of 2015.

First quarter worldwide sales for the Specialty Minerals segment, which consists of the Precipitated Calcium Carbonate (PCC) and Processed Minerals product lines, increased 1 percent to $155.6 million. Foreign exchange had an unfavorable impact on sales of approximately $5.7 million or 4 percent. On a constant currency basis, segment sales grew 5 percent. Income from operations for the segment was a record for a first quarter and increased 11 percent to $25.7 million, representing 16.5 percent of sales. Foreign exchange had an unfavorable impact on segment operating income of $1.4 million, or 6 percent.

Worldwide sales of PCC, which is used mainly in the manufacturing processes of the paper industry, decreased 1 percent to $119.9 million from the prior year. On a constant currency basis, PCC sales grew 3 percent. Paper PCC sales in China increased 45 percent over last year due to the start up three new facilities since the first quarter of 2015.

"During the quarter, we signed a commercial agreement with a major papermaker in China for adoption of our FulFill® high-filler technology," said Mr. Muscari. "We now have 25 agreements with paper mills around the world for this cost-saving technology."

First quarter net sales of Processed Minerals products increased 11 percent over the prior year to $35.7 million. Talc sales increased 9 percent over the prior year and Ground Calcium Carbonate sales product lines increased 12 percent.  Processed Minerals products are used in the building materials, polymers, ceramics, paints and coatings, glass and other manufacturing industries.

Sales in the Performance Materials segment were $119.0 million for the quarter, with foreign exchange having an unfavorable impact on sales of $5.6 million or 4 percent. Sales in Household, Personal Care and Specialty Products increased 8 percent due to strong Personal Care and Fabric Care sales. Operating income was $23.8 million and represented 20.0 percent of sales as compared to 18.6 percent of sales in the prior year. Performance Materials provides a wide range of bentonite-based and synthetic materials for industrial and consumer markets.

First quarter sales in the Construction Technologies segment increased 4 percent to $40.6 million. Foreign exchange had an unfavorable impact on sales of $1.4 million or 4 percent. Environmental Products sales increased 18 percent to $13.4 million. Operating income for the segment improved 7 percent to $4.4 million and represented 10.8 percent of sales. Construction Technologies provides products for non-residential construction, environmental and infrastructure projects worldwide.

The Service-related businesses, which include the Refractories and Energy Services segments, had a difficult quarter due to continued weakness in the energy and steel markets. Sales of $95.0 million in the first quarter decreased 28 percent from the same period last year. Operating income decreased from $14.1 million in last year's first quarter to $7.6 million in the current year and represented 8.0 percent of sales.

First quarter sales in the Refractories segment, which provides products and services primarily to the worldwide steel industry, decreased 6 percent to $69.2 million compared with $73.9 million in the first quarter of 2015. Foreign exchange had an unfavorable impact on sales of $2.6 million, or 4 percentage points. The Refractories segment recorded operating income of $6.9 million, or 10.0 percent of sales—a strong performance despite weak market conditions.

Energy Services segment sales were $25.8 million for the first quarter, a 56-percent decrease from the prior year. This segment continues to experience pressure in all service lines due to weak market conditions in the oil and gas sector. In August of 2015, the company exited the Coiled Tubing service line, which reduced sales by $8.9 million, or 15 percent in the quarter. In addition, foreign exchange had an unfavorable impact on sales of $2.2 million, or 4 percent. Operating income, excluding special items, was $0.7 million compared with $5.8 million last year. Energy Services offers a range of patented technologies, products and services to the worldwide oil and gas industry.

 "Our first quarter financial performance provides us with a good start for 2016," said Mr. Muscari. "We continue to experience very difficult market conditions in our Energy Services segment. We are closely monitoring the business situation within the oil sector and are making the necessary adjustments to maximize profitability. Our Minerals-based businesses, which comprise more than 75 percent of the company's revenues, are operating extremely well and position us for increased profitability for the rest of the year."

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Minerals Technologies will host a conference call tomorrow, May 6, 2016 at 11 a.m. The conference call will be broadcast live on the company web site: www.mineralstech.com.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which describe or are based on current expectations. Actual results may differ materially from these expectations. In addition, any statements that are not historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the risk factors and other cautionary statements in our 2015 Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission.

For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth
	Apr. 3,	Dec. 31,	Mar. 29,	Prior	Prior
	2016	2015	2015	Qtr.	Year

Net sales
Product sales	$384.4	$396.6	$394.7	(3)%	(3)%
Service revenue	25.8	33.4	58.6	(23)%	(56)%
Total net sales	410.2	430.0	453.3	(5)%	(10)%

Cost of sales
Cost of goods sold	277.6	294.2	292.9	(6)%	(5)%
Cost of service revenue	19.9	26.4	43.8	(25)%	(55)%
Total cost of sales	297.5	320.6	336.7	(7)%	(12)%

Production margin	112.7	109.4	116.6	3%	(3)%

Marketing and administrative expenses	46.7	44.7	47.4	4%	(1)%
Research and development expenses	5.9	5.8	5.9	2%	0%
Acquisition related transaction and integration costs	1.6	3.3	3.4	(52)%	(53)%
Restructuring and other charges	0.9	17.9	0.0	*	*

Income from operations	57.6	37.7	59.9	53%	(4)%

Interest expense, net	(14.1)	(15.4)	(15.4)	(8)%	(8)%
Other non-operating income (deductions), net	1.7	(8.0)	3.2	*	(47)%
Total non-operating deductions, net	(12.4)	(23.4)	(12.2)	(47)%	2%

Income from continuing operations before tax and equity in earnings	45.2	14.3	47.7	216%	(5)%

Provision for taxes on income	10.7	(2.9)	12.1	*	(12)%
Equity in earnings of affiliates, net of tax	0.3	0.4	0.4	(25)%	(25)%

Consolidated net income	34.8	17.6	36.0	98%	(3)%

Less: Net income attributable to non-controlling interests	0.9	0.7	0.9	29%	0%

Net Income attributable to Minerals Technologies Inc. (MTI)	$33.9	$16.9	$35.1	101%	(3)%

Weighted average number of common shares outstanding:

Basic	34.8	34.8	34.7

Diluted	34.9	35.0	34.9

Earnings per share attributable to MTI:

Basic	$0.97	$0.49	$1.01	98%	(4)%

Diluted:	$0.97	$0.48	$1.01	102%	(4)%

Cash dividends declared per common share	$0.05	$0.05	$0.05

* Percentage not meaningful

	MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
	NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)	For comparative purposes, the quarterly periods ended April 3, 2016, December 31, 2015, and March 29, 2015 consisted of 94 days, 95 days, and 88 days, respectively.

2)
During the fourth quarter of 2015, the Company incurred restructuring charges related to lease termination costs, inventory writeoffs and impairment of assets relating to its exit from the  Coiled Tubing product line and restructuring of other onshore services within the Energy Services segment as a result of the significant reduction in oil prices and overcapacity in the onshore oil services market. In addition, in the fourth quarter of 2015, the Company restructured its Refractories segment that serves the steel market due to significant overcapacity in that market. During the first quarter of 2016, the company incurred additional restructuring charges related to lease termination costs and other restructuring costs due to the aforementioned exit from the Coiled Tubing product line.

	(millions of dollars)	Quarter Ended
		Apr. 3,	Dec. 31,	Mar. 29,
		2016	2015	2015

	Impairment of assets
	Energy Services	$0.0	11.9	$0.0
	Corporate	0.0	1.2	0.0
	Total impairment of assets charge	$0.0	$13.1	$0.0

	Restructuring and other costs
	Severance and other employee benefits
	Refractories	$0.8	2.0	$0.0
	Energy Services	0.1	2.8	0.0
		$0.9	4.8	0.0

	Total restructuring and other costs	$0.9	$17.9	$0.0

3)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended April 3, 2016, December 31, 2015, and March 29, 2015, and a reconciliation to reported earnings per share for such periods.  The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended
		Apr. 3,	Dec. 31,	Mar. 29,
		2016	2015	2015
	Income from continuing operations attributable to MTI	$33.9	$16.9	$35.1

	Special items:
	Acquisition related transaction and integration costs	1.6	3.3	3.4
	Restructuring and other charges	0.9	17.9	0.0
	Write-down of investment	0.0	7.6	0.0
	Related tax effects on special items	(0.9)	(10.7)	(1.2)

	Income from continuing operations attributable to MTI, excluding special items	$35.5	$35.0	$37.3

	Diluted earnings per share, excluding special items	$1.02	$1.00	$1.07

4)
Free cash flow is defined as cash flow from continuing operations less capital expenditures.  The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended April 3, 2016, December 31, 2015, and March 29, 2015 and a reconciliation to cash flow from operations for such periods.  The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities.  Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.  The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended
	(millions of dollars)	Apr. 3,	Dec. 31,	Mar. 29,
		2016	2015	2015
	Cash flow from continuing operations	$41.8	$75.0	$19.6
	Capital expenditures	15.7	15.1	24.2
	Free cash flow	$26.1	$59.9	$(4.6)

5)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended
		Apr. 3,	Dec. 31,	Mar. 29,
		2016	2015	2015
	Interest income	$0.6	$0.5	$0.4
	Interest expense	(14.6)	(15.9)	(15.8)
	Foreign exchange gains (losses)	2.4	0.1	3.5
	Write-down of investment	0.0	(7.6)	0.0
	Other deductions	(0.8)	(0.5)	(0.3)
	Non-operating income (deductions), net	$(12.4)	$(23.4)	$(12.2)

6)
The analyst conference call to discuss operating results for the first quarter is scheduled for Friday, May 6, 2016 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com).  The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth
SALES DATA	Apr. 3,	% of	Dec. 31,	% of	Mar. 29,	% of	Prior	Prior
	2016	Total Sales	2015	Total Sales	2015	Total Sales	Qtr	Year

United States	$244.2	60%	$243.4	57%	$267.9	59%	0%	(9)%
International	166.0	40%	186.6	43%	185.4	41%	(11)%	(10)%
Net Sales	$410.2	100%	$430.0	100%	$453.3	100%	(5)%	(10)%

Paper PCC	$103.2	25%	$107.4	25%	$105.2	23%	(4)%	(2)%
Specialty PCC	16.7	4%	16.3	4%	16.5	4%	2%	1%
PCC Products	$119.9	29%	$123.7	29%	$121.7	27%	(3)%	(1)%

Talc	$15.0	4%	$14.0	3%	$13.8	3%	7%	9%
Ground Calcium Carbonate	20.7	5%	20.0	5%	18.5	4%	4%	12%
Processed Minerals Products	$35.7	9%	$34.0	8%	$32.3	7%	5%	11%

Specialty Minerals Segment	$155.6	38%	$157.7	37%	$154.0	34%	(1)%	1%

Metalcasting	$60.0	15%	$66.1	15%	$65.2	14%	(9)%	(8)%
Household, Personal Care & Specialty Products	45.3	11%	46.1	11%	41.8	9%	(2)%	8%
Basic Minerals & Other Products	13.7	3%	19.1	4%	20.9	5%	(28)%	(34)%
Performance Materials Segment	$119.0	29%	$131.3	31%	$127.9	28%	(9)%	(7)%

Environmental products	$13.4	3%	$14.5	3%	$11.4	3%	(8)%	18%
Building Materials & Other Products	27.2	7%	24.9	6%	27.5	6%	9%	(1)%
Construction Technologies Segment	$40.6	10%	$39.4	9%	$38.9	9%	3%	4%

Total Minerals Businesses	$315.2	77%	$328.4	76%	$320.8	71%	(4)%	(2)%

Refractory products	$53.4	13%	$52.4	12%	$58.3	13%	2%	(8)%
Metallurgical Products	15.8	4%	15.8	4%	15.6	3%	0%	1%
Refractories Segment	$69.2	17%	$68.2	16%	$73.9	16%	1%	(6)%

Energy Services Segment	$25.8	6%	$33.4	8%	$58.6	13%	(23)%	(56)%

Total Service Businesses	$95.0	23%	101.6	24%	$132.5	29%	(6)%	(28)%

Net Sales	$410.2	100%	$430.0	100%	$453.3	100%	(5)%	(10)%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth
	Apr. 3,	Dec. 31,	Mar. 29,	Prior	Prior
SEGMENT OPERATING INCOME DATA	2016	2015	2015	Qtr.	Year

Specialty Minerals Segment	$25.7	$25.6	$23.1	0%	11%
% of Sales	16.5%	16.2%	15.0%
Performance Materials Segment	$23.8	$23.9	$23.8	(0)%	0%
% of Sales	20.0%	18.2%	18.6%
Construction Technologies Segment	$4.4	$4.0	$4.1	10%	7%
% of Sales	10.8%	10.2%	10.5%
Total Minerals Businesses	$53.9	53.5	51.0	1%	6%
% of Sales	17.1%	16.3%	15.9%
Refractories Segment	$6.8	$3.3	$8.3	106%	(18)%
% of Sales	9.8%	4.8%	11.2%
Energy Services Segment	$(0.1)	$(13.7)	$5.8	*	(102)%
% of Sales	-0.4%	-41.0%	9.9%
Total Service Businesses	$6.7	(10.4)	14.1	(164)%	(52)%
% of Sales	7.1%	-10.2%	10.6%

Unallocated Corporate Expenses	$(1.4)	$(2.1)	$(1.8)	(33)%	(22)%

Acquisition related integration costs	$(1.6)	$(3.3)	$(3.4)	(52)%	(53)%

Consolidated	$57.6	$37.7	$59.9	53%	(4)%
% of Sales	14.0%	8.8%	13.2%

SPECIAL ITEMS

Specialty Minerals Segment	$0.0	$0.0	$0.0	*	*

Performance Materials Segment	$0.0	$0.0	$0.0	*	*

Construction Technologies Segment	$0.0	$0.0	$0.0	*	*

Total Minerals Businesses	$0.0	$0.0	$0.0	*	*

Refractories Segment	$0.1	$2.0	$0.0	*	*

Energy Services Segment	$0.8	$14.7	$0.0	*	*

Total Service Businesses	$0.9	$16.7	$0.0	*	*

Unallocated and Other Corporate Expenses	$0.0	$1.3	$0.0
Acquisition related integration costs	$1.6	$3.3	$3.4	(52)%	(53)%

Consolidated	$2.5	$21.3	$3.4	(88)%	(26)%

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (acquisition related transaction costs set forth in the above table), for the quarterly periods ended April 3, 2016, December 31, 2015,  and March 29, 2015,  constituting a reconciliation to GAAP operating income set forth above.  The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods.  The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth
SEGMENT OPERATING INCOME,	Apr. 3,	Dec. 31,	Mar. 29,	Prior	Prior
EXCLUDING SPECIAL ITEMS	2016	2015	2015	Qtr.	Year

Specialty Minerals Segment	$25.7	$25.6	$23.1	0%	11%
% of Sales	16.5%	16.2%	15.0%
Performance Materials Segment	$23.8	$23.9	$23.8	(0)%	0%
% of Sales	20.0%	18.2%	18.6%
Construction Technologies Segment	$4.4	$4.0	$4.1	10%	7%
% of Sales	10.8%	10.2%	10.5%
Total Minerals Businesses	$53.9	$53.5	$51.0	1%	6%
% of Sales	17.1%	16.3%	15.9%
Refractories Segment	$6.9	$5.3	$8.3	30%	(17)%
% of Sales	10.0%	7.8%	11.2%
Energy Services Segment	$0.7	$1.0	$5.8	(30)%	(88)%
% of Sales	2.7%	3.0%	9.9%
Total Service Businesses	$7.6	$6.3	$14.1	21%	(46)%
% of Sales	8.0%	6.2%	10.6%

Unallocated Corporate Expenses	$(1.4)	$(0.8)	$(1.8)	75%	(22)%

Consolidated	$60.1	$59.0	$63.3	2%	(5)%
% of Sales	14.7%	13.7%	14.0%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	April 3,	December 31,
	2016*	2015**

Current assets:
Cash & cash equivalents	$211.9	$229.4
Short-term investments	3.5	2.6
Accounts receivable, net	365.6	348.7
Inventories	197.2	194.9
Prepaid expenses and other current assets	29.8	28.0
Total current assets	808.0	803.6

Property, plant and equipment	2,193.6	2,167.3
Less accumulated depreciation	1,091.1	1,063.0
Net property, plant & equipment	1,102.5	1,104.3

Goodwill	781.3	781.2
Intangible assets	210.6	212.7
Other assets and deferred charges	79.0	78.2

Total assets	$2,981.4	$2,980.0

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$5.8	$6.5
Current maturities of long-term debt	3.2	3.1
Accounts payable	159.8	152.4
Other current liabilities	145.5	156.6
Total current liabilities	314.3	318.6

Long-term debt	1,217.7	1,255.3
Deferred income taxes	252.1	252.0
Other non-current liabilities	217.9	216.4
Total liabilities	2,002.0	2,042.3

Total MTI shareholders' equity	951.2	910.5
Non-controlling Interest	28.2	27.2
Total shareholders' equity	979.4	937.7

Total liabilities and shareholders' equity	$2,981.4	$2,980.0

* Unaudited
** Condensed from audited financial statements.